UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2007

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On November 16, 2007, the Registrant sent a notice (the "Notice") to its directors and executive officers informing them that, in order to implement a transition to a new recordkeeper for the CBS 401(k) Plan (the "Plan"), Plan participants will be unable to direct or diversify the investments in their Plan accounts, including in the Company Stock Funds, or obtain loans or distributions from the Plan, during the period beginning on December 17, 2007 at 4 pm (Eastern Time) and ending the week of January 7, 2008 (the "Blackout Period").

The Notice also states that, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, the Registrant's directors and executive officers will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring shares of the Registrant's Class A and Class B common stock during the Blackout Period. A copy of the Notice is being filed as Exhibit 99 to this Form 8-K and is incorporated herein by reference in its entirety.

Questions concerning the Blackout Period can be addressed to Mercer at 1-866-288-3248 (through January 11, 2008), CBS & YOU Benefits Center at 1-800-581-4222 (commencing January 2, 2008) and by mail to CBS & YOU Benefits Center, Attn: CBS 401(k) Plan - 651500, P.O. Box 9740, Providence, RI 02940-9740.

Also, on November 16, 2007, the Registrant received the notice required by section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
Number	Description of Exhibit

99	Notice to Directors and Executive Officers of CBS Corporation, dated
November 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION

(Registrant)

By:	/s/ Louis J. Briskman
	Name:	Louis J. Briskman
	Title:	Executive Vice President and General Counsel

Date: November 16, 2007

Exhibit Index

Exhibit Number	Description of Exhibit

99	Notice to Directors and Executive Officers of CBS Corporation, dated November 16, 2007.